UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cyclerion Therapeutics, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CYCLERION THERAPEUTICS, INC.
245 First Street, 18th Floor
Cambridge, MA 02142
(857) 327-8778
April 29, 2024
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Cyclerion Therapeutics, Inc. (the “Annual Meeting”). The Annual Meeting will be held on June 14, 2024, at 9:00 a.m., Eastern Time, in a virtual meeting format via live webcast.
We have designed the virtual format for ease of shareholder access and participation. Using online shareholder tools, shareholders may vote and submit questions online during the Annual Meeting by following the instructions in the accompanying materials.
It is important that you be represented at the Annual Meeting regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting online, we urge you to vote as soon as possible. The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials. You may vote by marking, signing and dating your proxy card and returning it in the envelope provided. Alternatively, you may vote over the Internet or by telephone. Voting over the Internet, by telephone or by written proxy will not prevent you from voting by attending online but will ensure that your vote is counted if you are unable to attend. Please review the instructions on the proxy card regarding each of these voting options.
Your continued support of and interest in Cyclerion Therapeutics, Inc. are sincerely appreciated.
Sincerely,

/s/ Regina Graul
Regina Graul President

CYCLERION THERAPEUTICS, INC.
245 First Street, 18th Floor
Cambridge, MA 02142
(857) 327-8778
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DATE & TIME:	June 14, 2024, at 9:00 a.m., Eastern Time.

PLACE:
This year’s Annual Meeting of Shareholders (the “Annual Meeting”) of Cyclerion Therapeutics, Inc. (the “Company”) will be a virtual meeting, which will be conducted only via live webcast. Shareholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CYCN2024. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying materials.

ITEMS OF BUSINESS:
(1) To elect five directors for a term of one year (the “Election of Directors Proposal”);

(2) To ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (the “Auditor Ratification Proposal”);

(3) To approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either the Election of Directors Proposal or the Auditor Ratification Proposal (the “Adjournment Proposal”); and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 14, 2024: The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2023 Annual Report on Form 10-K are available at www.proxyvote.com.
BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Errol De Souza
Errol De Souza
Chairman of the Board of Directors
Cambridge, MA
April 29, 2024

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES, YOUR PROXY WILL NOT BE USED. PLEASE REVIEW THE INSTRUCTIONS ON EACH OF THE VOTING OPTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AS WELL AS ON THE PROXY CARD.

i

CYCLERION THERAPEUTICS, INC.
245 First Street, 18th Floor
Cambridge, MA 02142
(857) 327-8778
PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

June 14, 2024

GENERAL INFORMATION
This proxy statement is furnished to shareholders of Cyclerion Therapeutics, Inc., a Massachusetts corporation (the “Company” or “Cyclerion”), in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at our 2024 Annual Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. The Annual Meeting is scheduled to be held on June 14, 2024, at 9:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/CYCN2024.
Please note that all per share data and exercise prices for stock options contained in this Proxy Statement reflect a 1:20 reverse stock split effective as of May 15, 2023.
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, available to our shareholders electronically via the Internet at www.proxyvote.com. We expect to mail to our shareholders on or before May 2, 2024, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), containing instructions on how to access this proxy statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. Accordingly, we have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies and we are not required to, among other things, include a Compensation Discussion and Analysis, provide information relating to the ratio of total compensation of our Chief Executive Officer or President to the median of the annual total compensation of all of our employees and include the pay versus performance disclosure in this proxy statement. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our shareholders as of the record date. All shareholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our shareholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
Why is the Company holding a virtual Annual Meeting?
The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person physically. We believe that hosting a virtual meeting will facilitate shareholder attendance and participation at our Annual Meeting by enabling shareholders to participate remotely from any location. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
How do I virtually attend the Annual Meeting?
We will host the Annual Meeting online via live webcast. To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/CYCN2024 shortly before the Annual Meeting time and follow the instructions. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. You do not need to attend the Annual Meeting in order to vote. Instructions on how to vote your shares are described herein.
Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on April 17, 2024 will be entitled to vote at the Annual Meeting. On the record date, there were 2,710,096 shares of our common stock, no par value (“Common Stock”) outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If on April 17, 2024, your shares were registered directly in your name with Cyclerion’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote by attending the Annual Meeting online or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 17, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
The following matters are scheduled for a vote:
•	To elect five directors for a term of one year (the “Election of Directors Proposal”);
•
To ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (the “Auditor Ratification Proposal”); and

•
To approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either the Election of Directors Proposal or the Auditor Ratification Proposal (the “Adjournment Proposal”).

How does our Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
•	FOR the election of each director nominee named in this proxy statement;
•	FOR the Auditor Ratification Proposal; and
•	FOR the Adjournment Proposal.

What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You are entitled to attend and participate in the Annual Meeting only if you were a shareholder as of the record date or if you hold a valid proxy for the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if you plan to attend the Annual Meeting online.
If you are a shareholder of record and your shares are registered directly in your name, you may vote:
•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the proxy card.
•
By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card. You must have the control number that is on the proxy card when voting.

•
By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors and will be voted according to the discretion of the named proxy holders on the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.

•
At the Virtual Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need the control number included on the proxy card. The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

If your shares of Common Stock are held by a bank, broker or other nominee, you may vote:
•	By Internet or By Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.
•	By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail.
•
At the Virtual Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need to contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and use the control number found on the broker’s proxy card. The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or online during the Annual Meeting.
Stock exchange rules allow brokers to vote on your behalf for certain matters if you do not provide voting instructions with respect to your shares. Broker non-votes are shares represented at the Annual Meeting held by banks, brokers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares and such banks, brokers or other nominees do not have discretionary voting power to vote such shares.
Without your specific instructions as to how to vote, your bank, broker or other nominee may not vote for your shares with respect to the Election of Directors Proposal. Based on stock exchange rules, we believe that the Auditor Ratification Proposal and the Adjournment Proposal are matters for which banks, brokers or other nominees may vote on your behalf without voting instructions. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with the Auditor Ratification Proposal and the Adjournment Proposal. If a bank, broker or other nominee does not have instructions from you with respect to the Election of Directors Proposal or if such bank, broker or other nominee does not have instructions from you and does not exercise its discretionary authority with respect to the Auditor Ratification Proposal and the Adjournment Proposal, then broker non-votes would occur in these circumstances.
We encourage you to vote or to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions.
Our Board does not currently know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.
How are votes counted?
Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the Annual Meeting. The inspector(s) will determine the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.
Abstentions and shares represented by proxies reflecting abstentions, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They are not considered votes cast and therefore will not have the effect of a vote against any proposal. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, are not considered votes cast and therefore will not have the effect of a vote against any proposal. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting.
Who pays the cost of soliciting proxies?
The Company will pay the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other vendors for forwarding solicitation material to beneficial owners of our outstanding Common Stock. The Company may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We do not currently plan to engage any such third party.
Can I change or revoke my vote?
If you are a shareholder of record, you may change or revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet prior to the close of the Internet voting facility, by transmitting a subsequent vote by telephone prior to the close of the telephone voting facility, or by attending the Annual Meeting and voting online. If your shares are held by a bank, broker or other nominee, you must contact your bank, broker or nominee for instructions as to how to change your vote.
What constitutes a quorum at the Annual Meeting?
In accordance with Massachusetts law (the law under which we are incorporated) and our Bylaws, the presence at the Annual Meeting, by proxy or by attending in person (shares present virtually during the Annual Meeting will be considered shares represented in person at the Annual Meeting), of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the shareholders to conduct business at the Annual Meeting. Abstentions and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.
If a quorum is not present at the Annual Meeting, a majority of the shareholders present by attending in person (shares present virtually during the Annual Meeting will be considered shares represented in person at the Annual Meeting) and by proxy may adjourn the Annual Meeting to another date. If a new record date is fixed for the adjourned Annual Meeting by our Board, we will provide notice of the adjourned Annual Meeting to each shareholder of record entitled to vote at the adjourned Annual Meeting. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.
What vote is required to elect our directors for a one-year term?
A nominee for director will be elected if the number of votes cast for the election of that nominee at the Annual Meeting exceeds the number of votes cast against that nominee. Abstentions and broker or nominee non-votes, and shares represented by proxies reflecting abstentions and broker or nominee non-votes, are not considered votes cast and therefore will not have the effect of a vote against the election of any nominee.
What vote is required to ratify Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024?
Ernst & Young LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2024 if the number of votes cast for ratification at the Annual Meeting exceeds the number of votes cast against ratification. Abstentions and broker or nominee non-votes, and shares represented by proxies reflecting abstentions and broker or nominee non-votes, are not considered votes cast and therefore will not have the effect of a vote against ratification.
What vote is required to adjourn the Annual Meeting for the purpose of soliciting additional proxies?
The proposal to adjourn the Annual Meeting for the purpose of soliciting additional proxies will be approved if the number of votes cast for adjournment at the Annual Meeting exceeds the number of votes cast against adjournment. Abstentions and broker or nominee non-votes, and shares represented by proxies reflecting abstentions and broker or nominee non-votes, are not considered votes cast and therefore will not have the effect of a vote against this proposal.

PROPOSAL 1

ELECTION OF DIRECTOR NOMINEES
Our Bylaws provide that our Board shall consist of no less than three directors (except when there are fewer than three shareholders), and that the number of directors may be increased or decreased at any time by a vote of a majority of the directors then in office. Our Board currently consists of six directors, all of whose current terms will expire at the Annual Meeting. Effective immediately prior to the Annual Meeting, our Board has approved a decrease in the size of our Board to five directors. The following individuals are being nominated to serve on our Board: Errol De Souza, Ph.D., Peter Hecht, Ph.D., Michael Higgins, Steven Hyman, M.D., and Dina Katabi, Ph.D.
For information about each of our nominees and our Board generally, please see “Corporate Governance” beginning immediately after this proposal.
If elected, the nominees will hold office until the next Annual Meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each nominee will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.
Vote Required for Approval
A nominee for director will be elected if the number of votes cast for the election of that nominee at the Annual Meeting exceeds the number of votes cast against that nominee.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR”
THE ELECTION OF EACH DIRECTOR NOMINEE LISTED ABOVE.

CORPORATE GOVERNANCE
Our Board size is currently set at six directors. Effective immediately prior to the Annual Meeting, our Board has approved a decrease in the size of our Board to five directors. The following individuals have been nominated to serve on our Board (See “Proposal 1 – Election of Director Nominees” above):
Name	Age(1)	Position	Director Since
Errol De Souza, Ph.D.	70	Chairman of the Board of Directors	2021
Peter Hecht, Ph.D.	60	Director	2019
Michael Higgins	61	Director	2023
Steven Hyman, M.D.	71	Director	2022
Dina Katabi, Ph.D.	52	Director	2023
(1)	As of April 17, 2024.
The following biographies set forth the names of our director nominees, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between or among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.
Errol De Souza, Ph.D. has served as a member of our Board of Directors since April 2021 and is our current Chairman of the Board of Directors. Dr. De Souza was the Executive Chairman of Bionomics Limited from November 2018 to December 2022, Non-Executive Chairman from January 2023 to June 2023 and Director until November 2023. Previously, Dr. De Souza served as President, Chief Executive Officer, and director of several companies, including Neuropore Therapies, Inc from January 2017 to December 2019, Biodel, Inc. from March 2010 to January 2016, Archemix Corp from April 2003 to March 2009 and Synaptic Pharmaceutical Corporation from September 2002 to March 2003. From September 1998 to September 2002, Dr. De Souza held Senior Vice President roles at Hoechst Marion Roussel Pharmaceuticals, Inc. and Aventis Pharmaceuticals, Inc. He was also founder, Chief Scientific Officer and Director at Neurocrine Biosciences, Inc. from October 1992 to August 1998 and Head of CNS Diseases Research at DuPont Merck from May 1990 to October 1992. Dr. De Souza is currently a member of the Board of Directors of Alector Inc. and Royalty Pharma. He has previously served on the Board of Directors of Catalyst Biosciences, Inc., Targacept, Inc., IDEXX Laboratories, Palatin Technologies, Inc. and a number of private company boards. Dr. De Souza received a B.A. in Physiology and a Ph.D. in Endocrinology from the University of Toronto. Dr. De Souza brings to our Board of Directors extensive strategic and CNS experience as an executive in the bio-pharmaceutical industry, having founded companies and served as Executive Chairman, President, and CEO of several private and public bio-pharmaceutical companies.
Peter Hecht, Ph.D. has been a member of our Board of Directors since we commenced operations as an independent company in April 2019 and was our Chief Executive Officer from April 2019 to November 2023. Dr. Hecht presently serves as the Chief Executive Officer of Tisento Therapeutics, Inc. and as a member of its Board of Directors. Previously, he served as the Chief Executive Officer of Ironwood Pharmaceuticals, Inc. and as a member of its Board of Directors from its founding in 1998 to March 2019. Under Dr. Hecht’s leadership, the Ironwood Pharmaceuticals, Inc. team built a robust pipeline and grew it into a commercial biotechnology company that discovered, developed, and is now commercializing LINZESS® - the branded prescription market leader in its class. Prior to co-founding Ironwood Pharmaceuticals, Inc., Dr. Hecht was a research fellow at Whitehead Institute for Biomedical Research. Dr. Hecht also serves on the Boards of Kallyope Inc. and Mythic Therapeutics, both privately held biotechnology companies. Dr. Hecht earned a B.S. in Mathematics and an M.S. in Biology from Stanford University, and a Ph.D. in Molecular Biology from the University of California at Berkeley. Dr. Hecht’s experiences as the founder of several innovative biotechnology companies, his tenure as the chief executive officer and a board member of each of Microbia, Ironwood Pharmaceuticals, Inc., the Company and Tisento Therapeutics, Inc., and his extensive scientific background make him a valuable member of our Board of Directors.

Michael Higgins has been a member of our Board of Directors since November 2023. Mr. Higgins was appointed Chairman of the Board of Voyager Therapeutics, Inc. in June 2019 and also served as Voyager Therapeutics, Inc.’s Interim President and Chief Executive Officer from June 2021 to March 2022. Mr. Higgins has served as Chairman of the Board of Directors of Pulmatrix, Inc., a publicly-traded biopharmaceutical company, since April 2020, and has served as a member of the Boards of Directors of Nocion Therapeutics, Inc., a privately-held biopharmaceutical company, since September 2020; Camp4 Therapeutics Corporation, a privately-held biopharmaceutical company, since October 2017; Sea Pharmaceuticals, LLC, a privately-held pharmaceutical company, since October 2016; and KinDex Pharmaceuticals, Inc., a privately-held biotechnology company, since March 2016. Mr. Higgins previously served as a member of the Board of Directors of Genocea Biosciences Inc., a publicly-traded immuno-oncology company, from February 2015 to May 2022. Mr. Higgins is a serial entrepreneur who has helped launch and build numerous companies during his career. He served as Entrepreneur-in-Residence at Polaris Partners, an investment company, from 2015 to 2020. From 2003 to 2014 he served as Senior Vice President, Chief Operating Officer at Ironwood Pharmaceuticals, Inc., a biopharmaceutical company. Prior to 2003, Mr. Higgins held a variety of senior business positions at Genzyme Corporation, including Vice President of Corporate Finance and Vice President of Business Development. Mr. Higgins earned a B.S. from Cornell University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College. Mr. Higgins’ financial and business expertise, including his diverse background as an executive officer in public pharmaceuticals companies, qualifies him to serve as a member of the Board of Directors.
Steven Hyman, M.D. has served as a member of our Board of Directors since July 2022. Dr. Hyman is a Distinguished Service Professor and Harald McPike Professor of Stem Cell and Regenerative Biology at Harvard University and a Core Institute Member of the Broad Institute of MIT and Harvard where he directs the Broad Program in Brain Health. Dr. Hyman also serves as Chairman of the Board of Directors of the Charles A. Dana Foundation (NY). In the private sector, Dr. Hyman is founder of Emugen Therapeutics, a director of Voyager Therapeutics, Q-State Biosciences and Vesalius, and serves on the scientific advisory boards of Janssen and F-Prime Capital. From 2001 to 2011, Dr. Hyman served as Provost (Chief Academic Officer) of Harvard University, and from 1996 to 2001, as Director of the National Institute of Mental Health (NIMH), a component of the US National Institutes of Health. Dr. Hyman has served as Editor of the Annual Review of Neuroscience (2002-2016), founding President of the International Neuroethics Society (2008-2013), President of the Society for Neuroscience (2015), and President of the American College of Neuropsychopharmacology (2018). Dr. Hyman is a fellow of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, and a member of the National Academy of Medicine. Dr. Hyman received his B.A. from Yale College, an M.A. from the University of Cambridge, which Dr. Hyman attended as a Mellon fellow studying history and philosophy of science, and an M.D. from Harvard Medical School. Dr. Hyman brings to our Board of Directors a deep expertise as a world-renowned leader in neuroscience leading large-scale, collaborative research programs aimed to discover and develop novel biomarkers and therapeutics for neuropsychiatric diseases.
Dina Katabi Ph.D. has been a member of our Board of Directors since November 2023. Dr. Katabi is the co-founder and President of Emerald Innovations, a health analytics company that specializes in digital health solutions for passive, contactless in-home monitoring. Dr. Katabi is also the inaugural Thuan and Nicole Pham Professor of Electrical Engineering and Computer Science and the Director of the Massachusetts Institute of Technology’s Center for Wireless Networks and Mobile Computing. Dr. Katabi is a MacArthur Fellow and a member of the National Academy of Engineering (NAE), the National Academy of Sciences (NAS), and the American Association of Arts and Sciences (AAAS). Dr. Katabi’s research focuses on advanced wireless sensing, applied machine learning, and digital health. Several start-ups have been spun out of Dr. Katabi’s lab. Dr. Katabi has received three honorary degrees from the American University of Beirut, the American University of Cairo, and the Catholic University of America. Dr. Katabi received her Ph.D. and M.S. in Computer Science from MIT and her B.S. from Damascus University. Dr. Katabi’s scientific background and experiences qualify her to serve as a member of the Board of Directors.
Independence of Directors
As required under the listing standards of the Nasdaq Capital Market (“Nasdaq”), a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors satisfy the independence standard established by the Nasdaq listing standards, as well as the Corporate Governance Guidelines adopted by our Board of Directors: Drs. Hyman, Katabi and De Souza, and Mr. Higgins. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Board Leadership Structure
The Board of Directors of the Company has an independent Chairman, Dr. De Souza, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chairman and Chief Executive Officer or President reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Board Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s functions is informed, tailored oversight of the Company’s risk management process. The Board oversees risk directly through the Board as a whole, as well as through various Board standing committees that address risks specific to their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.
We have implemented and continue to refine an enterprise risk management process. On an ongoing basis, we identify key risks, assess their potential impact and likelihood, and, where appropriate, implement operational measures and controls or purchase insurance coverage in order to help ensure adequate risk mitigation. Periodically, key risks, status of mitigation activities, and potential new or emerging risks are reported to and discussed with senior management and further addressed with our Board, as necessary. On at least an annual basis, a long-term comprehensive enterprise risk management update is provided to our Board.
Our Audit Committee has the responsibility to consider and discuss our major financial and IT risk exposure and the approach management uses to monitor and control this exposure, including guidelines and policies to govern the risk management processes. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.
Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.
Our Compensation Committee oversees and reviews our compensation policies and programs to ensure that they encourage an appropriate balance of risk and reward, and that they align management’s incentives with those of our shareholders.
Meetings of the Board of Directors, Attendance and Overboarding
The Board of Directors met nineteen times and acted by written consent five times in 2023. No director attended less than 75% of the meetings of the Board of Directors and its committees on which he or she served (other than meetings regarding the sale of certain Company assets to Tisento Therapeutics, Inc. from which Dr. Hecht recused himself).
In addition, as provided in our Corporate Governance Guidelines, all directors are expected to be able to dedicate sufficient time to ensure the diligent performance of his or her duties on the Company’s behalf, including attending Board and applicable committee meetings as well as the annual meetings of shareholders. All of our then directors attended the 2023 annual meeting of shareholders.
Our Corporate Governance Guidelines also provide that directors should not serve on more than a total of four public company boards of directors and that directors who hold the position of Chief Executive Officer of a public company should not serve on more than a total of two public company boards of directors (including the board of his or her own company). The Company also expects that each director will avoid circumstances that create an actual or perceived conflict of interest and has a process in place to appropriately evaluate any perceived conflict of interest. Our Nominating and Corporate Governance Committee and Board of Directors regularly evaluate our directors’ commitments at other public companies to confirm compliance with our overboarding policy, discussed above, and to ensure that they are able to devote sufficient time to their duties at the Company.
Information Regarding Committees of the Board of Directors
The Board of Directors has three committees: (a) an Audit Committee, (b) a Compensation Committee and (c) a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board. The following table provides membership of each Board committee.
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Errol De Souza, Ph.D.	I	C
Steven Hyman, M.D.			C
Terrance McGuire(1)	I
Michael Higgins	C	I
Dina Katabi, Ph.D.			I
C =	Committee Chairperson
I =	Independent Committee Member
(1)
After the Annual Meeting, Mr. McGuire will no longer be a director and therefore no longer be a member of the Audit Committee. The Company intends to add in the near term a third independent director to serve on the Audit Committee.

Below is a description of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each such committee has authority to engage legal counsel or other experts or consultants, as it deems necessary to carry out its responsibilities. The Board of Directors has determined that each member of each such committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee is responsible for, among other duties:
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, earnings releases and related disclosures;
•
discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and internal auditing procedures, including any material weaknesses in either;

•
discussing with management and our independent registered public accounting firm any significant risks or exposures facing the Company and the related mitigation plans, and reviewing the Company’s compliance with such mitigation plans;

•	reviewing and discussing with management and our independent registered public accounting firm the quality and acceptability of our accounting policies and all material correcting adjustments;
•	appointing, retaining, overseeing and approving the compensation for and, when necessary, terminating our independent registered public accounting firm;
•
approving all audit services and all permitted non-audit, tax and other services to be performed by our independent registered public accounting firm, in each case, in accordance with the Audit Committee’s pre-approval policy;

•
discussing with our independent registered public accounting firm its independence and ensuring that it receives the written disclosures regarding these communications required by the Public Company Accounting Oversight Board;

•	reviewing and approving all related party transactions;
•	recommending to our Board of Directors whether the audited financial statements should be included in our annual report and preparing the audit committee report required by SEC rules;
•	reviewing with our independent registered public accounting firm all material communications between our management and our independent registered public accounting firm;
•	reviewing, updating and recommending to our Board of Directors changes to our Code of Business Conduct and Ethics;
•
overseeing the integrity of our information technology systems, processes and data and reviewing and assessing with management the adequacy of security for such technology systems, processes and data; and

•	establishing procedures for the receipt, retention, investigation and treatment of accounting related complaints and concerns.
The Audit Committee is currently composed of three directors: Mr. Higgins, who serves as Chair, Dr. De Souza and Mr. McGuire. After the Annual Meeting, Mr. McGuire will no longer be a director and therefore no longer serve as a member of the Audit Committee. Each member of the Audit Committee is financially literate and has accounting or related financial management expertise. The Audit Committee met six times during fiscal year 2023. The Board has adopted a written Audit Committee charter that is available to shareholders on our website at www.cyclerion.com.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq rules).
The Board of Directors has also determined that Mr. Higgins qualifies as an “audit committee financial expert,” as defined under applicable SEC rules. The Board made a qualitative assessment of Mr. Higgins’ level of knowledge and experience based on a number of factors, including his formal education and prior experience at public reporting companies.
Compensation Committee
The Compensation Committee of the Board of Directors acts on behalf of the Board to, among other things, administer the Company’s compensation policies and human resources philosophy, and to enable the Company to attract and motivate qualified personnel and advise the Board regarding, and facilitate the Board’s oversight of, the compensation of members of the Board and the Company’s CEO and other executive officers. The Compensation Committee is responsible for, among other duties:
•
reviewing and recommending to the Board annually, corporate goals and objectives relevant to executive officer compensation and evaluating and approving the performance of executive officers in light of those goals and objectives;

•
reviewing and approving executive officer compensation, including salary, bonus and incentive compensation, deferred compensation, perquisites, equity compensation, benefits provided upon retirement, severance or other termination of employment and any other forms of executive compensation;

•	reviewing and approving our Chief Executive Officer or President’s compensation based on its evaluation of our Chief Executive Officer or President’s performance;
•
reviewing and making recommendations to our Board of Directors, or approving, any contracts or other transactions with our current or former executive officers, including consulting arrangements, employment contracts, severance or termination arrangements and loans to employees;

•
overseeing and administering our incentive compensation plans and equity-based plans and recommending to our Board of Directors the adoption of new incentive compensation plans and equity-based plans and any amendments to our existing plans;

•
reviewing the compensation and benefits paid to directors for service on our Board of Directors and the committees of our Board of Directors and recommending any changes in such compensation and benefits to our Board of Directors;

•	reviewing our management succession and development plans, including plans with respect to our Chief Executive Officer or President; and
•
reviewing and discussing with management any compensation related material required to be included in our filings with the SEC and recommending to our Board of Directors whether such compensation related material should be included in such filings.

The Compensation Committee is currently composed of two directors: Dr. De Souza, who serves as Chair and Mr. Higgins. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards), and each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The Compensation Committee met five times and acted by written consent twice during fiscal year 2023. The Board has adopted a written Compensation Committee charter that is available to shareholders on the Company’s website at www.cyclerion.com.
Typically, the Compensation Committee meets twice per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer or President and Pearl Meyer & Partners, LLC (“Pearl Meyer”), the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer or President may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. Under the Compensation Committee’s charter, it has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and legal, accounting or other advisors that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that such independence assessment be undertaken when the advisers role is limited to consulting on broad based plans generally available to all salaried employees, or providing non-customized information.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Pearl Meyer as its compensation consultant. Our Compensation Committee identified Pearl Meyer based on its general reputation in the industry. The Compensation Committee requested that Pearl Meyer:
•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other duties:
•	identifying individuals qualified to become members of our Board of Directors;
•	recommending to our Board of Directors the persons to be nominated for election as directors;
•	assisting our Board of Directors in recruiting such nominees;

•	recommending to our Board of Directors qualified individuals to serve as committee members;
•	performing an annual evaluation of our Board of Directors;
•	evaluating the need and, if necessary, creating a plan for the continuing education of our directors;
•	evaluating and approving any requests from our executive officers to serve on the board of directors of another for-profit company; and
•	assessing and reviewing our Corporate Governance Guidelines and recommending any changes to our Board of Directors.
The Nominating and Corporate Governance Committee is composed of two directors: Dr. Hyman, who serves as Chair and Dr. Katabi. Each member of the Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times during fiscal 2023. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to shareholders on the Company’s website at www.cyclerion.com.
It is the policy of the Board that directors should possess strong personal and professional ethics, integrity and values, demonstrate a keen understanding of, and enthusiasm for, the Company, its business and its industry, and be committed to representing the long-term interests of the Company’s shareholders. The composition of the Board should also encompass a range of talents, ages, skills, diversity, business experience and clinical/scientific expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the Company.
When considering potential nominees for director, the Nominating and Corporate Governance Committee looks to maintain a balance of perspectives, qualifications, qualities and skills on the Board, and will look for nominees who exhibit, among other qualities:
•	the highest professional and personal ethics;
•	broad experience in business, the biopharmaceutical industry, government or science;
•	ability to provide insights and practical wisdom based on their experience and expertise;
•	commitment to enhancing shareholder value;
•	sufficient time to carry out their duties effectively (their service on other boards of public companies should be limited as set forth in the Company’s Corporate Governance Guidelines);
•	compliance with legal and regulatory requirements;
•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and
•	except in exceptional cases, satisfy the independence standards established by the Nasdaq listing standards.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders.
The Company is committed to inclusion and diversity within the Board and confirms that its policy of non-discrimination based on race, color, religion, gender, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by applicable law applies in the assessment and selection of all director candidates.
The Nominating and Corporate Governance Committee may use any process it deems appropriate for the purpose of evaluating candidates that is consistent with the policies set forth in its charter, the Company’s Bylaws, the Company’s Corporate Governance Guidelines and its policy, which process may include, without limitation, personal interviews, background checks, written submissions by the candidates and third-party references. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors shall be evaluated using a substantially similar process and under no circumstances shall the Nominating and Corporate Governance Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.
Science Committee
The Science Committee of the Board of Directors is no longer an active committee since the Company’s 2023 Annual Meeting.
Board Diversity Matrix
The following tables summarize certain information regarding the diversity of our Board in accordance with Nasdaq Listing Rule 5605(f). Each term used in the tables has the meaning given to it in such rule and related instructions.
Board Diversity Matrix (as of April 17, 2024)
Board Size:
Total Number of Directors	6
Gender:	Female	Male	Non- Binary	Did not disclose gender
Directors	1	5
Number of Directors who identify in any of the categories below:
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or more races or ethnicities
LGBTQ+
Board Diversity Matrix (as of March 20, 2023)
Board Size:
Total Number of Directors	9
Gender:	Female	Male	Non- Binary	Did not disclose gender
Directors	2	7
Number of Directors who identify in any of the categories below:
African American or Black	1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	6
Two or more races or ethnicities
LGBTQ+			1

Shareholder Communications with the Board of Directors
Our Board of Directors will consider any written or electronic communication from our shareholders to the Board, a committee of the Board or any individual director. Any shareholder who wishes to communicate to the Board of Directors, a committee of the Board or any individual director should submit written or electronic communications to our secretary at our principal offices, which shall include contact information for such shareholder. All communications from shareholders received shall be forwarded by our secretary to the appropriate recipient(s) on a periodic basis, but in any event no later than the Board of Director’s next scheduled meeting. The appropriate recipient(s) will consider and review carefully any communications from shareholders forwarded by our secretary.
Corporate Governance Guidelines, Code of Business Conduct and Ethics and Clawback Policy
Our Board of Directors has adopted Corporate Governance Guidelines that set forth the responsibilities of the Board of Directors and the qualifications and independence of its members and the members of its standing committees. In addition, our Board of Directors adopted a Code of Business Conduct and Ethics setting forth standards applicable to all of our directors, officers and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.cyclerion.com. We expect that any amendment to the code, or any waivers of its requirements, which apply to our Chief Executive Officer or President, Chief Financial Officer, Chief Accounting Officer, or Corporate Controller, if any, will be disclosed on our website.
The Board has adopted a Clawback Policy that applies to Executive Officers (as defined in the Clawback Policy). The Clawback Policy was included as Exhibit 97.1 in our Annual Report on Form 10-K that we filed with the SEC on March 5, 2024. We will furnish to any person without charge, upon written request, a copy of our Clawback Policy and requests may be directed to our secretary at our principal offices.

PROPOSAL 2

RATIFICATION OF APPPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is submitting the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm to the shareholders for ratification at our Annual Meeting. Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee has requested the Board submit the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
Vote Required for Approval
Ernst & Young LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2024 if the number of votes cast for ratification at the Annual Meeting exceeds the number of votes cast against ratification.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FEES AND OTHER MATTERS
Ernst & Young LLP, the independent registered public accounting firm that audited our financial statements for the year ended December 31, 2023, has served as our independent registered public accounting firm since our formation. We expect a representative from Ernst & Young LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Our Board has asked the shareholders to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm. See “Proposal 2 — Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm” above.
The following table represents aggregate fees billed to the Company for the years ended December 31, 2023 and 2022 by Ernst & Young LLP, the Company’s principal accountant.
	Year Ended December 31,
	2023	2022
Audit fees	$618,500	$432,000
Audit-related fees	$135,000	—
Tax fees	—	—
All other fees	—	—
Total fees	$753,500	$432,000
Audit fees were for professional services rendered for the audit of our annual financial statements and reviews of interim financial statements included in our quarterly reports on Form 10-Q, including accounting consultations, as well as for services that are normally provided in connection with regulatory filings or engagements.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such information by reference.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
By the Audit Committee of the Board of Directors of Cyclerion Therapeutics, Inc.
Michael Higgins (Chair)
Errol De Souza, Ph.D.
Terrance McGuire

EXECUTIVE OFFICERS
Our executive officers, and their respective ages as of April 17, 2024, are as follows:
Name	Age	Position(s) with the Company
Regina Graul, Ph.D.	47	President
Rhonda Chicko	58	Chief Financial Officer
No executive officer is related by blood, marriage or adoption to any other director or executive officer.
Set forth below is certain information with respect to the executive officers who are not directors of the Company.
Regina Graul has served as our President since December 1, 2023. Before joining the Company as President, Dr. Graul served as Vice President, Program Executive at EQRx Therapeutics, Inc. from February 2021 where she was responsible for multiple oncology portfolios and led cross-functional development and in-licensing teams. From April 2019 through February 2021, Dr. Graul served as Senior Director, Global Development Leader at Cyclerion and head of internal innovation. From 2004 through February 2021, Dr. Graul served in numerous functions and roles of increasing responsibility at Ironwood Pharmaceuticals, Inc., most recently as Senior Director of Research and Development. Dr. Graul did her post-doctoral work at MIT, received her Ph.D. in Synthetic Organic Chemistry from Rice University and a B.A. in Chemistry from Saint Anselm College.
Rhonda Chicko, C.P.A. has been a consultant to the Company since January 2024 and also became our Chief Financial Officer on March 4, 2024. Ms. Chicko has been consulting as a Chief Financial Officer to various life science companies since October 2019. Ms. Chicko previously served as Chief Financial Officer of Scholar Rock from April 2018 through October 2019 and Vice President of Finance at Editas Medicine from September 2015 through March 2018. From 2005 to 2015, Ms. Chicko worked at Ironwood Pharmaceuticals, Inc. in financial roles of increasing responsibility, culminating as Senior Director, Finance and Tax. Earlier in her career, Ms. Chicko held a range of positions at investment management and accounting firms, including Wellington Management Company, LLP and PricewaterhouseCoopers, LLP. Ms. Chicko holds a M.S.T. from Bentley University and a B.S. in accounting from Le Moyne College.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of April 17, 2024 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Common Stock subject to options or restricted stock units held by that person that are currently exercisable, exercisable within 60 days of April 17, 2024, or vested and will settle within 60 days of April 17, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The percentage of beneficial ownership in the table below is based on 2,710,096 shares of Common Stock outstanding as of April 17, 2024. The address of all named executive officers and directors is 245 First Street, 18th Floor, Cambridge, MA 02142.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage
Directors and Named Executive Officers:
Errol De Souza, Ph.D.(1)	52,500	1.9%
Peter Hecht, Ph.D.(2)	842,436	26.5%
Michael Higgins(3)	20,000	*
Steven Hyman, M.D.(4)	23,887	*
Dina Katabi, Ph.D.(5)	20,000	*
Terrence McGuire(6)	45,518	1.7%
Regina Graul(7)	100,303	3.7%
Rhonda Chicko	18	*
All executive officers and directors as a group (8 persons)	1,104,662	36.1%

5% Shareholders:
Slate Path Capital LP(8)	357,880	13.2%
Tyndall Capital Partners, L.P.(9)	169,629	6.3%
MFN Partners L.P.(10)	169,461	6.3%
FMR LLC (Fidelity)(11)	162,849	6.0%
Artal International S.C.A. / The Invus Group, LLC(12)	139,853	5.1%
*	Denotes less than 1%
This table is based upon information supplied by officers, directors and shareholders known by us to be beneficial owners of more than 5% of our Common Stock, information obtained from Schedules 13G or 13D filed with the SEC and based on information publicly available reporting beneficial ownership of our Common Stock. Unless otherwise noted below, no shareholder has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.
(1)
Consists of (i) 20,000 shares of Common Stock issued on November 30, 2023 as restricted Common Stock for services as a member of the Company’s board of directors, of which 4,167 of these shares are vested through April 1, 2024 and the remaining 15,833 shares vest ratably on a monthly basis through June 1, 2027, provided that Dr. De Souza remains as a director of the Company on each such applicable vesting date, subject to certain exemptions, (ii) 30,000 shares of Common Stock issued on November 30, 2023 as restricted Common Stock for services as Chairman of the Board of Directors, of which 6,250 of these shares vested immediately and the remaining 23,750 shares vest ratably on a monthly basis through June 1, 2027, provided that Dr. De Souza remains as Chairman of the Board of Directors of the Company on each such applicable vesting date subject to certain exemptions, and (iii) an additional 2,500 shares of Common Stock that underlie stock options that are currently exercisable or will be exercisable within the next 60 days.

(2)
Consists of (i) 327,385 shares of Common Stock held directly by Dr. Hecht, (ii) 20,000 shares of Common Stock issued on November 30, 2023 as restricted Common Stock for services as a member of the board of directors of the Company, of which 4,167 shares are vested as of April 1, 2024 and the remaining 15,833 shares vest ratably on a monthly basis through June 1, 2027 provided that Dr. Hecht remains as a director of the Company on each such applicable vesting date, subject to certain exemptions (iii) 15,000 shares of Common Stock issued on December 1, 2023, as restricted Common Stock, of which 1,565 shares are vested as of April 1, 2024 and the remaining 13,438 shares vest ratably on a monthly basis through November 1, 2027, provided that Dr. Hecht remains as a consultant to or a director of the Company on each such applicable vesting date, subject to certain exemptions, (iv) 15,000 shares of Common Stock issued on January 1, 2024 as restricted Common Stock, of which 1,276 shares are vested as of April 1, 2024 and the remaining shares vest ratably through January 1, 2028, provided that Dr. Hecht remains as a consultant to or a director of the Company on each such applicable vesting date, subject to certain exemptions, (v) an additional 114,014 shares of Common Stock that underlie stock options that are currently exercisable or will be exercisable within 60 days, and (vi) 351,037 shares of Common Stock that may be issued upon conversion of shares of our preferred stock purchased by Dr. Hecht in May 2023. These shares of preferred stock have no voting rights but may be converted into our Common Stock by the holder at any time. Share numbers are estimated based on the monthly vesting schedule of certain of Dr. Hecht’s stock options.
(3)
Consists of 20,000 shares of Common Stock issued as restricted Common Stock on November 30, 2023, of which 4,167 of these shares are vested as of April 1, 2024 and the remaining 15,833 shares vest ratably on a monthly basis through June 1, 2027, provided that Mr. Higgins remains as a director of the Company on each such applicable vesting date, subject to certain exemptions.

(4)
Consists of (i) options to purchase 3,887 shares of Common Stock issued to Dr. Hyman, with options to purchase 3,109 shares of Common Stock exercisable or which will become exercisable within 60 days with the remainder vesting monthly through July 25, 2025 and (ii) 20,000 shares of Common Stock issued as restricted Common Stock on November 30, 2023, of which 4,167 of these shares are vested as of April 1, 2024 and the remaining 15,833 shares vest ratably on a monthly basis through June 1, 2027 provided that Dr. Hyman remains as a director of the Company on each such applicable vesting date, subject to certain exemptions.

(5)
Consists of 20,000 shares of Common Stock issued as restricted Common Stock on November 30, 2023, of which 4,167 of these shares are vested as of April 1, 2024 and the remaining 15,833 shares vest ratably on a monthly basis through June 1, 2027 provided that Dr. Katabi remains as a director of the Company on each such applicable vesting date, subject to certain exemptions.

(6)
Consists of (i) 5,000 shares of Common Stock issued as restricted Common Stock on November 30, 2023, of which 2,500 vested immediately and the remaining 2,500 shares vest in full in equal monthly installments through June 1, 2024, (ii) 3,500 shares of Common Stock issuable to Mr. McGuire upon the exercise of options which are currently exercisable or will be exercisable within 60 days, (iii) 552 shares of Common Stock held directly by Mr. McGuire, (iv) 34,866 shares of Common Stock held by Polaris Partners VIII, L.P., (v) 1,247 shares of Common Stock held by Polaris Entrepreneurs Fund VIII, L.P., (vi) 8 shares of Common Stock held by Polaris Venture Management Co. II, L.L.C. and (vii) 345 shares of Common Stock held by Bartlett Partners, LLC. Mr. McGuire is a managing member of Bartlett Partners, LLC and Polaris Venture Management Co. II, L.L.C. and has shared voting and investment authority over the shares which he does not own directly.

(7)
Consists of (i) 50,000 shares of Common Stock issued to Dr. Graul as restricted Common Stock on December 1, 2023, with 10,000 shares vested upon grant, an additional 3,332 shares vested as of April 1, 2024, and the remaining 36,668 shares vesting ratably through December 1, 2027, and (ii) 50,000 shares of Common Stock issued to Dr. Graul as restricted Common Stock on January 1, 2024, with 10,000 of the shares vested upon grant, an additional 2,499 shares vested as of April 17, 2024, and the remaining 37,501 shares vesting ratably through January 1, 2028, provided that Dr. Graul remains as an employee of the Company on each such applicable vesting date, subject to certain exemptions. Each of the restricted Common Stock grants provides that Dr. Graul may vote all such shares, provided that if Dr. Graul’s employment terminates. any unvested shares as of the date of such termination are subject to forfeiture, subject to certain exemptions.

(8)
Based solely upon the information provided by Slate Path Capital LP (“Slate Path”), in a Schedule 13G filed on January 22, 2024 reporting ownership as of December 31, 2023. Slate Path is the investment manager of Slate Path Master Fund LP (the “Slate Path Fund”) and, accordingly, may be deemed to beneficially own the shares held directly by the Slate Path Fund. David Greenspan is the managing partner of Jades GP, LLC, which is the general partner of Slate Path, and, accordingly, may be deemed to beneficially own the shares held directly by the Slate Path Fund.

(9)
Based solely upon the information provided by MFN Partners, LP (“MFN”), in a Schedule 13G/A filed on February 9, 2022, reporting as of December 31, 2021. The general partner of MFN is MFN Partners GP, LLC (“MFN GP”). The Investment manager of MFN is MFN Partners Management, LP (“MFN Management”). The general partner of MFN Management is MFN Partners Management, LLC (“MFN LLC”). Farhad Nanji and Michael DeMichele are members of MFN GP and MFN LLC.

(10)
Based solely upon the information provided by Tyndall Partners, L.P., a Delaware limited partnership (“Tyndall”). Tyndall Capital Partners, L.P. is the general partner of Tyndall, and possesses the sole power to vote and the sole power to direct the disposition of all shares held by Tyndall.

(11)
Based solely upon the information provided by FMR LLC (“FMR”) in a Schedule 13G/A filed on February 9, 2024, reporting as of December 31, 2023. FMR has beneficial ownership of all the shares, for which it has sole voting power with respect to 162,819 shares and sole dispositive power with respect to all of the shares. FMR reported its beneficial ownership on behalf of itself, Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisors LLC. Ms. Abigail Johnson is also deemed to be the beneficial owner of these shares as the director and managing member of FMR.

(12)
Based solely upon the information provided by Artal International S.C.A. in a Schedule 13G/A filed on February 9, 2024, reporting as of December 31, 2023. As of December 31, 2023, Invus Public Equities directly held 138,403 shares and Invus, L.P. directly held 552 shares. Invus PE Advisors, as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the shares directly held by Invus Public Equities. Invus Advisors as the general partner of Invus, L.P. controls Invus, L.P. and, accordingly, may be deemed to beneficially own the shares directly held by Invus, L.P. The Geneva branch of Artal International, as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Artal International, as the managing member of Invus Advisors, controls Invus Advisors and, accordingly, may be deemed to beneficially own the shares that Invus Advisors may be deemed to beneficially own. Artal International Management, as the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group, as the sole stockholder of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the shares that Artal International Management may be deemed to beneficially own. Westend, as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. The Stichting, as the majority stockholder of Westend, controls Westend and, accordingly, may be deemed to beneficially own the shares that Westend may be deemed to beneficially own. Mr. Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the shares that the Stichting may be deemed to beneficially own.

SECTION 16(A)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the exception of (i) an inadvertent late filing by Dr. Graul with regard to a grant of restricted stock in January 2024 and (ii) an inadvertent late filing by Dr. Hecht with regard to a grant of restricted stock in January 2024.

EXECUTIVE COMPENSATION
As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis, provide information relating to the ratio of total compensation of our Chief Executive Officer or President to the median of the annual total compensation of all of our employees and include the pay versus performance disclosure, as well as an exemption from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, which we refer to as our “named executive officers” or our “NEOs.”
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by, and paid to our named executive officers with respect to the years ended December 31, 2023 and December 31, 2022. Regina Graul, our President, joined the Company on December 1, 2023 and Rhonda Chicko, our Chief Financial Officer, joined the Company in early 2024 as a consultant and was named Chief Financial Officer in March 2024.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Equity Awards ($)(2)	Severance and Separation Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Regina Graul(5) President	2023	31,000	—	124,330	—	—	155,330
Peter Hecht, Ph.D.(6) Chief Executive Officer	2023	65,385	—	—	—	17,569	82,954
	2022	100,000	—	481,683	—	8,574	590,257
Cheryl Gault(7) Chief Operating Officer	2023	255,154	246,000	—	214,000	42,432	757,586
	2022	427,365	85,500	128,048	—	3,693	644,606
Anjeza Gjino(8) Chief Financial Officer and Corporate Secretary	2023	365,531	238,000	—	226,000	24,169	853,700
	2022	407,654	81,500	128,048	—	8,220	625,422
(1)	Represents the portion of the recognition bonus paid in 2022 for Ms. Gault and Ms. Gjino that was earned on December 31, 2022 and for Ms. Gault the bonus paid in 2023.
(2)
Reflects (i) the fair value of stock option awards on the date of grant calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation, and (ii) the value of restricted stock awards based on the market value of the Company’s Common Stock on the date of grant. For a discussion of the assumptions used in the valuation of awards, see Note 10 to our consolidated and combined financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K that we filed with the SEC on March 5, 2024. All values reported exclude the effects of potential forfeitures.

(3)	Consists of severance payments to Ms. Gault and separation payments to Ms. Gjino in connection with their termination of services.
(4)	Consists of amounts for 401(k) plan matching contributions and work from home stipend and accrued vacation due and payable under Massachusetts law upon termination of employment.
(5)
Dr. Graul became a named executive officer and employee on December 1, 2023, therefore only calendar year 2023 information is provided. Includes a restricted Common Stock grant for 50,000 shares of Common Stock, which 10,000 shares vest upon issuance and the remaining 40,000 shares vest ratably on a monthly basis through December 1, 2027.

(6)	Dr. Hecht served as Chief Executive Officer until November 30, 2023.
(7)	Ms. Gault resigned as Chief Operating Officer on June 25, 2023 but served until July 25, 2023.
(8)	Ms. Gjino served as Chief Financial Officer and Corporate Secretary until October 17, 2023 and separated from the Company on November 15, 2023.
Narrative to Summary Compensation Table
The Compensation Committee of our Board of Directors determines our executives’ compensation and determines the compensation of our named executive officers. For 2023, our Compensation Committee reviewed and discussed management’s proposed compensation with the Chief Executive Officer for all executives other than himself or herself. Based on those discussions and its discretion, the Compensation Committee then approved the compensation of each executive officer without members of management present. The three primary elements of our executive officer compensation program are annual base salary, non-equity incentive plan compensation, and long-term equity incentive compensation. In addition, for 2022, the Compensation Committee approved one-time cash recognition bonuses for certain of our named executive officers.
Agreements Related to the Resignations of Dr. Hecht, Ms. Gault and Ms. Gjino
In connection with Ms. Gault’s resignation from the Company in 2023, Ms. Gault entered into a separation agreement, pursuant to which Ms. Gault received severance benefits of continued base salary and subsidized COBRA health premiums for six months following her separation from employment and the post-termination exercise period of her outstanding vested stock options was extended from three months to 24 months following her separation from employment. In connection with Ms. Gjino’s resignation as of November, 2023, Ms. Gjino and the Company entered into a separation agreement under which Ms. Gjino received a cash payment of $226,000. Further, Ms. Gjino will receive an additional payment of $102,000 on each of the six- and nine-month anniversaries of the effective date of her resignation in the event she has not, prior thereto, secured full-time employment. The separation agreement also provides that Ms. Gjino’s vested stock options as of the effective date of her resignation shall remain exercisable for two years, with all unvested stock options terminating on such date. Each of Ms. Gault and Ms. Gjino’s separation agreements contain non-compete, non-solicitation, confidentiality and non-disparagement provisions as well as conventional other provisions, including a general release in favor of the Company. In connection with Dr. Hecht’s resignation as Chief Executive Officer following the completion of the sale of certain assets by the Company to Tisento (the “Tisento Asset Sale Transaction”) on July 31, 2023, Dr. Hecht’s vested stock options as of the effective date of his resignation remain exercisable while he is retained by the Company as a member of the board of directors or as a consultant and for a period of two years, with all unvested stock options terminating as of the date of his resignation. In accordance with Massachusetts law, each of Dr. Hecht, Ms. Gault and Ms. Gjino received payment of any accrued but unpaid salary and any accrued vacation upon termination of employment.
Annual Base Salary
Dr. Graul joined the Company and became President on December 1, 2023. Her base salary is set at $372,000 per year. She received a one-time cash payment of $75,000 on January 31, 2024 and is eligible to receive a one-time cash payment of $50,000 on December 1, 2024. In the event that Dr. Graul’s employment is terminated by the Company without “cause” (as defined in her offer letter), Dr. Graul is entitled to three months base salary, payment of the $50,000 due as a bonus on December 1, 2024, and vesting of three months of restricted Common Stock under each of the initial Restricted Stock Grant and the Second Restricted Stock Grant.
Ms. Chicko joined the Company in January 2024 as a consultant and was named its Chief Financial Officer in March 2024. Ms. Chicko performs her services on a part-time basis and is compensated on an hourly basis for her services.
The annual base salaries of our named executive officers have been determined and approved (and are periodically reviewed) by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have been set at levels deemed necessary to attract and retain individuals with superior talent and are in line with base salaries of similar roles at our peer group companies.
Dr. Hecht’s annual base salary was set for $100,000 per year in each of 2022 and 2023. Dr. Hecht’s cash compensation in these years was well below his market peers, based on competitive analysis performed by and advice from Pearl Meyer. The Company believes that the emphasis on stock ownership significantly aligns Dr. Hecht’s interests with those of our fellow shareholders’ and the creation of long-term shareholder value. In lieu of cash bonuses or salary increases, our Compensation Committee granted Dr. Hecht stock options to keep his overall compensation competitive with that of our peers. In January 2022, Dr. Hecht was granted 2,647 stock options under our 2019 Equity Incentive Plan (“2019 Equity Plan”) that were intended to make up for his below-market total cash compensation for 2022 and provide him with a market-aligned total compensation package. This award vested and became exercisable over twelve equal monthly installments over a one-year period on each monthly anniversary of January 3, 2022.
The annual base salary for each of 2022 and 2023 for Ms. Gault was $428,000 and for Ms. Gjino was $408,000. The annual base salaries paid in 2023 for Ms. Gault was $255,154 (prorated) and for Ms. Gjino was $365,531 (prorated) and the annual base salary earned to Dr. Graul in 2023 for her services commencing on December 1, 2023 was $31,000.

Restricted Stock Grants to Dr. Graul and Dr. Hecht
Dr. Graul was granted 50,000 shares of restricted stock of the Company under the Company’s 2019 Equity Plan, pursuant to the terms and conditions of the Company’s standard form of restricted stock agreement (the “Initial Restricted Stock Grant”). The shares of the Initial Restricted Stock Grant vest based on her continued employment by the Company on each vest date: 10,000 shares of the Initial Restricted Stock Grant vested on December 1, 2023, and an additional 833 shares of the Initial Restricted Stock Grant shall vest on the first day of each subsequent month, for forty-seven (47) successive months, with the remaining 849 shares of the Initial Restricted Stock Grant vesting on December 1, 2027, subject to continued service through each such vesting date, subject to certain exceptions.
In addition, on January 1, 2024, Dr. Graul was granted an additional 50,000 shares of restricted stock of the Company under the Company’s 2019 Equity Plan, pursuant to the terms and conditions of the Company’s standard form of restricted stock agreement (the “Second Restricted Stock Grant”). The shares issued under the Second Restricted Stock Grant are subject to vesting based on Dr. Graul’s continued employment by the Company on each vest date: 10,000 shares of the Second Restricted Stock Grant vested on January 1, 2024, an additional 833 shares of the Second Restricted Stock Grant vest on the first day of each subsequent month, for forty-seven (47) successive months, and the remaining 849 shares of the Second Restricted Stock Grant shall vest on January 1, 2028, subject to continued service through each such vesting date, subject to certain exceptions.
In consideration for future consulting services to be provided by Dr. Hecht to the Company, Dr. Hecht was awarded 15,000 shares of restricted Common Stock on December 1, 2023 and an additional 15,000 shares of restricted Common Stock on January 1, 2024, which are subject to vesting conditions through November 1, 2027. The terms of these restricted Common Stock grants are described in further detail in “Transactions with Related Parties.”
Non-Equity Incentive Plan Compensation
The Compensation Committee developed a performance-based bonus program which was implemented for several officers in 2022. For 2022, the Compensation Committee determined that each named executive officer’s performance bonus should be based on their contribution towards achievement of corporate goals. Under the 2022 annual performance bonus program, each named executive officer was eligible to be considered for an annual performance bonus based on the percentage attainment, as determined by the Compensation Committee, of our 2022 corporate goals established by the Compensation Committee in its sole discretion and communicated to each officer. The Compensation Committee retained the discretion to make adjustments to the calculated bonus based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance, or other factors as determined appropriate by the Compensation Committee. Each named executive officer had a target bonus opportunity which allowed the named executive officer to earn more or less than the annual target amount based on the Company’s performance.
For 2022, Dr. Hecht had a target bonus opportunity of 50% of his annual base salary, and Ms. Gault and Ms. Gjino, each had a target bonus opportunity of 40% of their respective annual base salaries. No annual bonuses were earned under the annual performance bonus program for 2022 or 2023. Dr. Graul did not participate in the performance-based bonus program in 2023.
Recognition Bonuses
In 2022, the Compensation Committee approved cash recognition bonuses for Ms. Gault and Ms. Gjino of $171,000 and $163,000, respectively, to recognize them for their continued outstanding service to the Company. Pursuant to the terms of the recognition bonus agreements entered into with each of Ms. Gault and Ms. Gjino, fifty percent (50%) of the bonus was earned if Ms. Gault and Ms. Gjino remained employed through December 31, 2022, and fifty percent (50%) of the bonus was earned if Ms. Gault and Ms. Gjino remained employed through March 31, 2023, with each portion of the bonus payable at the time earned.
Other Equity-Based Awards
Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our shareholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional incentive measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and are typically awarded annual grants in line with the practice of our peer group. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

In 2022, Dr. Hecht, Ms. Gault and Ms. Gjino were awarded nonqualified stock option grants under our 2019 Equity Plan of 21,500, 6,750 and 6,750 stock options, respectively, in recognition of their outstanding service to the Company during 2021. These stock option awards vest and become exercisable over forty-eight equal monthly installments over a four-year period on each monthly anniversary of January 20, 2022, subject to their respective continued employment on each such date. For each of Ms. Gault and Ms. Gjino, any unvested options terminated upon their termination from employment and any exercisable options remain exercisable for each through the earlier of the date of termination of the grant and two-years from the date of the cessation of her employment. For Dr. Hecht, any unvested options continue to vest through the date he ceases serving as a consultant or director of the Company or the expiration and any remaining vested options remain exercisable through the earlier of the date of termination of the grant and two years after Dr. Hecht ceases to serve as a director of or consultant to the Company.
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2023
	Grants of Plan-Based Option Awards
Name of Optionee	Exercisable Stock Options (#)	Per Share Option Exercise Price ($)	Option Expiration Date
Peter Hecht, Ph.D.(1)	307	310.80	2/3/2024
	1,591	310.80	3/3/2024
	2,825	344.00	3/16/2025
	3,615	225.60	2/1/2026
	7,579	225.60	3/1/2026
	15,101	369.40	2/27/2027
	2,137	369.40	2/27/2027
	18,110	320.40	3/1/2028
	906	320.40	3/1/2028
	42,579	284.20	1/29/2029
	312	284.20	3/29/2029
	5,021	53.00	3/31/2030
	2,647	35.60	3/3/2032
	10,302	24.20	1/20/2032

Cheryl Gault(2)	18	310.80	3/3/2024
	50	310.80	3/3/2024
	48	344.00	3/16/2024
	29	297.40	11/3/2024
	70	297.40	11/3/2024
	2,530	24.20	7/25/2025
	2,499	49.60	7/25/2025
	1,979	38.60	7/25/2025
	28	232.20	7/25/2025
	298	242.20	7/25/2025
	187	225.60	7/25/2025
	417	346.60	7/25/2025
	596	369.40	7/25/2025
	326	380.80	7/25/2025
	218	346.20	7/25/2025
	2,029	320.40	7/25/2025
	3,193	284.20	7/25/2025
	34	232.20	7/25/2025
	142	242.20	7/25/2025
	89	225.60	7/25/2025
	59	346.60	7/25/2025
	84	369.40	7/25/2025
	39	380.80	7/25/2025
	10	346.20	7/25/2025
	101	320.40	7/25/2025
	23	284.20	7/25/2025
	1,677	202.00	7/25/2025

	Grants of Plan-Based Option Awards
Name of Optionee	Exercisable Stock Options (#)	Per Share Option Exercise Price ($)	Option Expiration Date
Anjeza Gjino(3)	27	310.80	3/3/2024
	50	297.40	11/3/2024
	17	344.00	3/16/2025
	11	230.40	10/1/2025
	8	230.40	10/1/2025
	60	225.60	11/15/2025
	8	284.20	11/15/2025
	2,952	24.20	11/15/2025
	2,395	38.60	11/15/2025
	2,812	49.60	11/15/2025
	875	202.00	11/15/2025
	127	225.60	11/15/2025
	1,213	284.20	11/15/2025
(1)
Dr. Hecht served as the Company's Chief Executive Officer through November 30, 2023. All options continue to vest until such time as Dr. Hecht ceases to serve as a director or consultant to the Company. All vested options remain exercisable through the earlier of two years after Dr. Hecht ceases to serve as a director or consultant to the Company and the original option expiration date. Certain of these options represent outstanding Ironwood equity awards that were converted into Company options at the time of the separation of the Company from Ironwood in accordance with an employee matters agreement dated as of March 30, 2019, that we entered into with Ironwood in connection with our separation from Ironwood in 2019.

(2)
Ms. Gault served as the Company's Chief Operating Officer through July 25, 2023 but tendered her resignation on June 25, 2023. All unvested options at that date were cancelled and all vested options remain exercisable through the earlier of July 25, 2025 or the original option expiration date. Certain of these options represent outstanding Ironwood equity awards that were converted into Company options at the time of the separation of the Company from Ironwood in accordance with an employee matters agreement dated as of March 30, 2019, that we entered into with Ironwood in connection with our separation from Ironwood in 2019.

(3)
Ms. Gjino served as the Company's Chief Financial Officer through November 15, 2023. All unvested options at that date were cancelled and all vested options remain exercisable through the earlier of November 15, 2025 or the original option expiration date. Certain of these options represent outstanding Ironwood equity awards that were converted into Company options at the time of the separation of the Company from Ironwood in accordance with an employee matters agreement dated as of March 30, 2019, that we entered into with Ironwood in connection with our separation from Ironwood in 2019.

	Grant of Plan-Based Restricted Stock Awards
Name of Restricted Stock Recipient	Restricted Stock Award (#)	Vested Restricted Stock (#)	Unvested Restricted Stock (#)	Market value of shares or units of stock that have not vested ($)(1)
Regina Graul, Ph.D.(2)	50,000	10,000	40,000	134,000
(1)	Market value is based on the closing price for the Company's Common Stock as reported by Nasdaq on December 29, 2023 of $3.35 per share.
(2)
Consists of a restricted Common Stock award granted to Dr. Graul on December 1, 2023 in consideration for her services as an employee of the Company. 10,000 shares of restricted Common Stock vested immediately and the remaining 40,000 shares of restricted Common Stock vest in equal installments over a 48 month period. Excludes a second restricted Common Stock award granted on January 1, 2024 for an additional 50,000 shares of restricted Common Stock, of which 10,000 shares of restricted Common Stock vested immediately and the remaining 40,000 shares of restricted Common Stock vests in equal installments over a 48-month period, subject to certain exemptions.

Retirement Benefits and Other Compensation
Our named executive officers were eligible to participate in our employee benefits, including health insurance and group life insurance, disability benefits, and work from home stipends, in each case on the same basis as our other employees. We maintain a 401(k)-plan intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, which our named executive officers are eligible to participate in on the same basis as our other employees. The 401(k) plan has a 75% matching company contribution on the first $8,000 of an employee’s annual contribution. Our named executive officers did not participate in, or otherwise receive any other benefits under any pension, retirement or deferred compensation plan sponsored by us (other than our 401(k) plan, as mentioned above) during 2023. We generally do not provide perquisites or personal benefits except in limited circumstances, and we did not provide any perquisites or personal benefits to our named executive officers in 2023.
2019 Severance Plan
On September 23, 2019, the Compensation Committee adopted the Cyclerion Therapeutics, Inc. Executive Severance Plan which originally became effective on October 1, 2019, and was amended and restated on April 19, 2022 (the plan, as amended and restated, the “Severance Plan”). Pursuant to the Severance Plan, the Company provided severance pay and other benefits to employees of the Company at the level of vice president or above (each, a “participant”), in the event of such participant’s termination under certain circumstances described therein. The Severance Plan has been terminated following the completion of the Tisento Asset Purchase Transaction.

DIRECTOR COMPENSATION
We provide compensation to our non-employee directors that is designed to enable us to attract and incentivize high quality directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our stock to further align their interests with those of our shareholders.
Our directors who are our full-time employees receive no additional compensation for service as a member of our Board of Directors. In connection with the Tisento Asset Purchase Transaction, the Compensation Committee revised our compensation plan for non-employee directors and has developed a plan to award our non-employee directors restricted stock grants, currently set at 20,000 shares of restricted Common Stock, which shares vest in installments over a 42-month period. In order to conserve cash, no director has received cash fees for services rendered as a director, except that each outside director (except for Dr. De Souza) received a one-time cash fee in January 2024 of $12,000 or less, and Dr. De Souza received a one-time cash fee of $30,000 for his additional services as Chairman of the Board of Directors. During the time that Dr. Hecht served as Chief Executive Officer, he received no cash fees for serving on the Board of Directors.
The following table sets forth information regarding compensation awarded to, earned by, and paid to our non-employee directors for the year ended December 31, 2023:
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Restricted Stock Awards(2)	Total ($)
George Conrades	—	—	—	—
Marsha Fanucci	—	—	—	—
Michael Higgins	—	—	43,600	43,600
Steve Hyman, M.D.	10,750	2,950	43,600	57,300
Ole Isacson, M.D., Ph.D.	13,125	2,950	—	16,075
Dina Katabi, Ph.D.	—	—	43,600	43,600
Stephanie Lovell	—	—	—	—
Terrance McGuire	13,750	2,950	10,900	27,600
Michael Mendelsohn, M.D.	—	—	—	—
Errol De Souza, Ph.D.	19,125	2,950	109,000	131,075
Peter Hecht, Ph.D.	—	—	80,899	80,899
(1)
On May 15, 2023, each of Dr. De Souza, Dr. Hyman, Dr. Isaacson, and Mr. McGuire was granted an annual stock option award to purchase 1,000 shares of the Company’s Common Stock having an exercise price per share equal to the closing price on the grant date or $3.82 per share. These stock option awards vest in full on the first anniversary of the grant date subject to the terms and conditions of the stock option award agreement and are all outstanding as of December 31, 2023. The amounts in the above table reflect the fair value of stock option awards on the date of grant calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions used in the valuation of awards, see Note 8 to our consolidated and combined financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K that we filed with the SEC on March 5, 2024. All values reported exclude the effects of potential forfeitures.

(2)
Reflects the value of restricted stock awards based on the market value of the Company’s Common Stock on the date of grant. For a discussion of the assumptions used in the valuation of awards, see Note 10 to our consolidated and combined financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K that we filed with the SEC on March 5, 2024. All values reported exclude the effects of potential forfeitures. The Company granted restricted stock awards during the year ended December 31, 2023 to the members of the Board of Directors for their services as members of the Board of Directors. All of the Director restricted stock awards were issued in November 2023, with each director (other than Mr. McGuire) receiving an award of 20,000 shares of restricted Common Stock. Mr. McGuire received an award of 5,000 shares of restricted Common Stock, and Dr. De Souza, as Chairman of the Board of Directors, received an additional grant of 30,000 shares of restricted Common Stock for his services as Chairman of the Board of Directors. All of these grants provided for an initial vesting of a portion of the shares with the remainder vesting ratably over a 42-month period (other than Mr. McGuire’s award which vests monthly through June 1, 2024). Compensation expense is recognized over the applicable service period. Also includes a 15,000 share restricted Common Stock grant to Dr. Hecht on December 1, 2023 for consulting services to be provided through November 2027 vesting ratably over the period, subject to his continued service relationship with the Company in his capacity as a consultant to, or member of, the Board of Directors.

TRANSACTIONS WITH RELATED PARTIES
AND INDEMNIFICATION
Related Person Transactions Policy
We have a written related person transactions policy (the “Policy”) that governs the review and approval of related party transactions. Pursuant to the Policy and the charter of the Audit Committee, the Audit Committee will review and approve or disapprove all related person transactions that, under the rules of the SEC, are required to be disclosed in our proxy statement. In its review, the Audit Committee will consider, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The Policy provides that no director will participate in any discussion or approval pursuant to the Policy of a related person transaction for which he or she (or an immediate family member, as defined in the Policy) is a related person, except that the director will provide all material information concerning the related person transaction to the Audit Committee.
The Policy also provides that if a related person transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Audit Committee will periodically review and assess ongoing relationships with the related person to confirm that they are in compliance with the Audit Committee’s guidelines and that the related person transaction remains appropriate.
Certain Related-Party Transactions
Except as described below, there have not been any transactions or series of transactions since January 1, 2022, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. There have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
Asset Sale Transaction with Tisento Therapeutics, Inc.
On May 11, 2023, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with JW Celtics Investment Corp., a Delaware corporation (“Buyer Parent”) and JW Cycle Inc., a Delaware corporation, which later changed its name to Tisento Therapeutics, Inc. (“Buyer” or “Tisento”) and together with Buyer Parent, “Buyers”), pursuant to which the Company agreed, subject to certain conditions, including the authorization and approval of the Asset Purchase Agreement by its shareholders, to sell to Buyer specified assets relating to the Company’s zagociguat (previously known as CY6463) and CY3018 programs (the “Purchased Programs”, and such assets, the “Purchased Assets”), and Buyer agreed to assume certain liabilities relating to the Purchased Programs, including, but not limited to (i) liabilities, costs and expenses arising after the date of the Asset Purchase Agreement relating to the employment of certain individuals prior to the Employee Expenses End Date (as defined in the Asset Purchase Agreement) (“Employee Expenses”) and the conduct of certain preclinical and clinical trial activities prior to the closing of the transactions contemplated by the Asset Purchase Agreement (“R&D Expenses”), and (ii) liabilities relating to the Purchased Assets or the Purchased Programs to the extent relating to the period after the closing of the transaction, in each case, subject to the terms and conditions of the Asset Purchase Agreement (the “Asset Sale Transaction”). Under the Asset Purchase Agreement, the Company retained the assets comprising the olinciguat, praliciguat and preclinical programs, which the Company intends to continue to develop and/or out-license following the closing of the Asset Sale Transaction. At a special meeting held on July 19, 2023, the Company’s shareholders approved the Asset Sale Agreement.
At the closing of the Asset Sale Transaction on July 28, 2023, and as consideration for the Asset Sale Transaction, Buyers (a) paid the Company (i) $8 million, plus (ii) approximately $2.4 million, representing the amount of any Employee Expenses and R&D Expenses for which Buyers were obligated to reimburse the Company pursuant to the Asset Purchase Agreement and which remained unpaid as of the closing of the Asset Sale Transaction; (b) delivered to the Company a number of shares of common stock, par value $0.0001 per share, of Buyer Parent, such that following the issuance thereof, such shares comprised 10% of the issued and outstanding shares of Buyer Parent immediately following the closing of the Asset Sale Transaction, subject to certain protections against dilution up to a $100 million valuation of Buyer Parent on a fully diluted basis; and (c) granted to the Company the right to purchase additional Tisento equity in the future. Tisento launched with an $81 million Series A financing to support its development of the Phase 2 soluble guanylate cyclase (sGC) stimulator zagociguat in mitochondrial encephalomyopathy and other genetic mitochondrial diseases, as well as Tisento’s advancement of additional assets for serious diseases with unmet need. Both Dr. Hecht and Polaris Ventures, as well as other Company shareholders, including Invus, participated in the Tisento financing.
The Asset Purchase Agreement contains certain covenants that survived the closing of the Asset Sale Transaction, including the following:
•
Subject to the limitations in the Asset Purchase Agreement, we agreed to indemnify Buyer Parent and each subsidiary of Buyer Parent and other related persons for any damages incurred by any of them in connection with (i) the Excluded Liabilities (as defined in the Asset Purchase Agreement), including our failure to discharge any Excluded Liability, (ii) our breach of any covenants or agreements under the Asset Purchase Agreement or any other transaction agreement which require performance following the closing, and (iii) certain matters with respect to the deferred transfer of assets to Buyer.

•
Subject to the limitations in the Asset Purchase Agreement, Buyers agreed to indemnify us and other related persons for any damages incurred by us or any of them in connection with (i) the Assumed Liabilities, including their failure to discharge any Assumed Liability (as defined in the Asset Purchase Agreement), (ii) Buyers’ breach of any covenants or agreements under the Asset Purchase Agreement or any other transaction agreement which require performance following the closing, (iii) certain matters with respect to the deferred transfer of assets to Buyer and (iv) certain licensing matters.

•
Generally, the parties will each perpetually maintain in confidence, and cause their respective representatives to maintain in confidence, any confidential information of the other party or obtained from the other party (with certain limited exceptions).

•	The parties will provide each other with certain information relevant to the transaction, subject to the terms, conditions and limitations set forth in the Asset Purchase Agreement.
•
The Company will not and will cause its affiliates not to, (i) directly or indirectly, for the period of five years from the closing of the Asset Sale Transaction, initiate IND-enabling preclinical development, develop, commercially manufacture, commercialize, or otherwise exploit any compound or product (including any compound or product that is part of an Excluded Program, as defined in the Asset Purchase Agreement) that is (A) a CNS-penetrant sGC Stimulator, (B) developed for the treatment of any neuropsychiatric, neurodegenerative and primary mitochondrial genetic disease or disorder, as well as stroke and stroke recovery (each, a “Program Indication”), and (C) reasonably expected to compete with any compound or product in a Purchased Program for the treatment of a Program Indication (any such compound or product, a “Cyclerion Competing Product”) anywhere in the world, or (ii) license, convey, grant, or otherwise transfer any rights to any third party (including any rights under any Intellectual Property included in the Excluded Assets) to initiate IND-enabling preclinical development, develop, commercially manufacture, commercialize, or otherwise exploit a Cyclerion Competing Product anywhere in the world; provided, however, if there is a change of control of the Company, the foregoing restrictions generally do not apply to affiliates of the Company’s acquiror if the Company segregates confidential information it has with respect to the Purchased Programs.

•
Each of Buyer and the Company, effective as of the closing, granted to the other a perpetual, irrevocable, worldwide, non-exclusive, royalty-free license to any know-how included in the Purchased Assets and Excluded Assets, respectively, in each case, solely to develop, manufacture, commercialize, or otherwise exploit, the Excluded Programs existing as of the closing of the Asset Sale Transaction and the Purchased Programs, respectively.

•	Tisento agreed to provide certain transition services to the Company, which transition services are not expected to exceed $120,000 per year and which services are expected to be completed in 2024.
The Asset Purchase Agreement also contains representations, warranties, covenants, indemnification and termination rights of the applicable parties, customary for transactions similar to those contemplated by the Asset Purchase Agreement.

Such representations and warranties are made solely for purposes of the Asset Purchase Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Asset Purchase Agreement and may have been qualified by disclosures that were made in connection with the parties’ entry into the Asset Purchase Agreement. The foregoing summary is qualified entirely by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed on May 12, 2023 (File No. 001-38787).
Dr. Hecht’s Investment in Cyclerion
On May 19, 2023, we issued to Dr. Hecht, a member of our Board and our then Chief Executive Officer, 225,000 shares of Common Stock and 351,037 shares of the Company’s Preferred Stock, pursuant to the stock purchase agreement, dated as of March 31, 2023, between the Company and Dr. Hecht (the “Subscription Agreement”) in exchange for Dr. Hecht’s payment of $5 million, representing a per share purchase price of $8.68, the last closing price of the Company’s Common Stock as reported on Nasdaq immediately preceding the execution of the Subscription Agreement as adjusted for our reverse stock split, which became effective on May 15, 2023. Each share of the Company’s Preferred Stock issued to Dr. Hecht is convertible into one share of Common Stock; however, in accordance with Nasdaq Listing Rules, Dr. Hecht agreed that the shares of the Company’s Preferred Stock issued to him were not to be convertible, unless and until such conversion was approved by the holders of Common Stock as required by the Nasdaq Listing Rules to the extent it would result in his owning or having the right to acquire 20% or more of the outstanding Common Stock at the time of conversion (the “Nasdaq Proposal”). Company shareholders approved the Nasdaq proposal at a special meeting of shareholders held on July 19, 2023. The approval of the Nasdaq Proposal required that the number of votes cast for the Nasdaq Proposal exceed the number of votes cast against the Nasdaq Proposal (with none of the shares of Common Stock issued to Dr. Hecht under the Stock Purchase Agreement being entitled to vote thereon). The Subscription Agreement further provides Dr. Hecht with certain registration rights with respect to the shares he acquired pursuant thereto.
Dr. Hecht’s Consulting Agreement
On December 1, 2023, Dr. Hecht entered into a consulting agreement with the Company under which he agrees to provide certain enumerated consulting services (the “Consulting Services”) to the Company. As full compensation for the Consulting Services, the Company granted to Dr. Hecht (a) 15,000 shares of restricted Common Stock under the Company’s 2019 Equity Plan which vest on a monthly basis as follows: 313 shares of restricted Common Stock vested on December 1, 2023, and an additional 313 shares of restricted Common Stock vest on the first day of each subsequent month, for forty-six (46) successive months, with the remaining 289 shares of restricted Common Stock vesting on November 1, 2027, subject to Dr. Hecht’s continued service relationship with the Company in Dr. Hecht’s capacity as a consultant to, or member of the Board of Directors of, the Company through each such vesting date; and (b) an additional 15,000 shares of restricted Common Stock were issued on January 1, 2024 under the Company’s 2019 Equity Plan which vest on a monthly basis as follows: 319 shares of restricted Common Stock vested on January 1, 2024, and an additional 319 shares of restricted Common Stock vest on the first day of each subsequent month, for forty-five (45) successive months, with the remaining 326 shares of restricted Common Stock vesting on November 1, 2027, subject to Dr. Hecht’s continued service relationship with the Company in his capacity as a consultant to, or member of the Board of Directors of, the Company through each such vesting date. In consideration of these consulting services, the Company agreed to extend the period in which the options continue to vest through the last date that Dr. Hecht remains as a director or consultant to the Company and he may exercise outstanding unexercised stock options issued to him by the Company that have vested as of the last date of service as an employee, director or consultant to the two-year anniversary of such date, provided if the original termination date of a stock option is an earlier date, such original termination date shall continue to apply.
Indemnification
We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under our Bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Massachusetts law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Massachusetts law and our Bylaws.

PROPOSAL 3

ADJOURNMENT PROPOSAL
The Annual Meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve either the Election of Directors Proposal or the Auditor Ratification Proposal. The Annual Meeting may be adjourned from time to time to a date that is not more than 120 days after the original record date for the Annual Meeting.
If, at the Annual Meeting, the number of shares of Common Stock present or represented and voting in favor of the approval of either the Election of Directors Proposal or the Auditor Ratification Proposal is not sufficient to approve that proposal, we currently intend to move to adjourn the Annual Meeting in order to enable our Board of Directors to solicit additional proxies for the approval of either the Election of Directors Proposal or the Auditor Ratification Proposal.
In this proposal, we are asking our shareholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. If the shareholders approve the Adjournment Proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.
Vote Required for Approval
The proposal to adjourn the Annual Meeting for the purpose of soliciting additional proxies will be approved if the number of votes cast for adjournment at the Annual Meeting exceeds the number of votes cast against adjournment.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL, AS TO THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF EITHER THE ELECTION OF DIRECTORS PROPOSAL OR THE AUDITOR RATIFICATION PROPOSAL.

GENERAL MATTERS
Availability of Certain Documents
A copy of our proxy statement has been posted on the Company’s website. We will mail without charge, upon written request, a copy of our proxy statement. Please send a written request to our Secretary at:
Cyclerion Therapeutics, Inc.
245 First Street, 18th Floor
Cambridge, MA 02142
Attention: Secretary
Shareholder Proposals and Nominations
Our Bylaws provide that, for shareholder nominations to the Board of Directors at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary at Cyclerion Therapeutics, Inc., 245 First Street, 18th Floor, Cambridge, MA 02142. To be timely for the 2025 annual meeting of shareholders, the shareholder’s notice must be delivered to us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting of shareholders, except that if the 2025 annual meeting of shareholders is set for a date that is more than 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the 60th day prior to the date of the annual meeting (provided that, if fewer than 65 days’ notice or prior public disclosure of the date of the 2025 annual meeting of shareholders is given or made to the shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 15th day following the day of such notice or public disclosure). Assuming the date of our 2025 annual meeting of shareholders is not so advanced or delayed, shareholders who wish to make a proposal or a director nomination for the 2025 annual meeting of shareholders must notify us no earlier than February 16, 2025 and no later than March 16, 2025. Such notice must provide certain information about the Board nominees, as provided in our Bylaws.
For other shareholder proposals to be considered at an annual meeting of shareholders, our Bylaws provide that the shareholder must, in addition to any other applicable requirements, comply with the requirements of Rule 14a-8 of the Exchange Act. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received no later than the close of business on the 120th day from the date of this Proxy Statement.
In addition to satisfying the foregoing requirements of our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or contact Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, telephone: 1-866-540-7095. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By order of the Board of Directors,

/s/ Regina Graul
Regina Graul
President
April 29, 2024
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to Cyclerion Therapeutics, 245 First Street, 18th Floor, Cambridge, Massachusetts 02142, Attention: Secretary.

CYCLERION THERAPEUTICS, INC.
245 FIRST STREET
RIVERVIEW II, 18TH FLOOR
CAMBRIDGE, MA 02142

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 13, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V48870-P08101

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYCLERION THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Errol De Souza, Ph.D.	☐	☐	☐
1b. Peter Hecht, Ph.D.	☐	☐	☐
1c. Steven Hyman, M.D.	☐	☐	☐
1d. Michael Higgins	☐	☐	☐
1e. Dina Katabi, Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V48871-P08101

CYCLERION THERAPEUTICS, INC.
Annual Meeting of Shareholders
June 14, 2024 9:00 AM, EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Regina Graul and Rhonda Chicko, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CYCLERION THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on June 14, 2024 virtually at www.virtualshareholdermeeting.com/CYCN2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side